PRICING SUPPLEMENT NO. 95-43 Dated March 19, 1996       Rule  424(b)(2)

To Prospectus Supplement Dated March 2, 1995         File  No. 33-57541

                   BENEFICIAL CORPORATION


                     Medium-Term Notes, Series H

                     (Book Entry Notes)



The  Price to Public of these Medium-Term Notes, Series H,

is 100% (as a percentage of Principal Amount).


                                                            Interest Rate

         Range of Note Maturities                             Per Annum

         From 9 months to less than 12 months......         -

         From 12 months to less than 18 months.....         -

         From 18 months to less than 2 years.......         -

         From 2 years to less than 3 years.........         -

         From 3 years to less than 4 years.........         -

         From 4 years to less than 5 years.........         -

         From 5 years to less than 6 years.........        6.59%

         From 6 years to less than 7 years.........         -

         From 7 years to less than 8 years.........         -

         From 8 years to less than 9 years.........         -

         From 9 years to less than 10 years........         -

         From 10 years to less than 12 years.......         -

         From 12 years to less than 15 years.......         -

         From 15 years to less than 20 years.......         -

         From 20 years to less than 30 years.......         -

         More than 30 years........................         -